UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 15, 2005

CHEMOKINE THERAPEUTICS CORP.

(Exact name of registrant as specified in charter)

Delaware	333-117858	33-0921251
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6190 Agronomy Road, Suite 405 Vancouver, British Columbia	V6T 1Z3
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (604) 822-0301

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.

Press Release of Registrant dated June 15, 2005 that it has established trading in the United States in its common stock on the Over-The-Counter Bulletin Board (OTCBB) under the ticker symbol CHKT. Chemokine’s corporate profile, which includes descriptive text as well as news and financial statements, is accessible via Mergent’s online and print products.

ITEM 9.01. Financial Statements and Exhibits.

a.

Not applicable.

b.

Not applicable.

c.

Exhibits.

Exhibit Number	Description of Exhibit
99.1

Press Release of Registrant dated June 15, 2005 that it has established trading in the United States in its common stock on the Over-The-Counter Bulletin Board (OTCBB) under the ticker symbol CHKT. Chemokine’s corporate profile, which includes descriptive text as well as news and financial statements, is accessible via Mergent’s online and print products.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 15, 2005	Chemokine Therapeutics Corp., a Delaware corporation By: /s/ David Karp David Karp Chief Financial Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1

Press Release of Registrant dated June 15, 2005 that it has established trading in the United States in its common stock on the Over-The-Counter Bulletin Board (OTCBB) under the ticker symbol CHKT. Chemokine’s corporate profile, which includes descriptive text as well as news and financial statements, is accessible via Mergent’s online and print products.